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          Warrant Issuance Agreement (the "Agreement") effective as of August
31, 1998 by and between VCS Technologies, Inc., a Delaware corporation (the "Company"), and Cove Hill Consulting, Inc., a New York corporation ("Cove Hill"). The Company and Cove Hill may be referred to herein collectively as the "Parties" or individually as a "Party."

          In consideration of the promises and the mutual covenants contained herein, the Parties hereby agree as follows:

1 Acknowledgments. The Parties acknowledge that on January 15, 1998, in consideration for consulting services rendered to the Company by Cove Hill, the Company issued to Cove Hill warrants to purchase 130,000 shares of the Company's common stock (the "Common Stock") exercisable at an exercise price of $2.00 per share (the "Existing Warrants"). The Parties further acknowledge that all references herein to the Common Stock are effective as of the date of this Agreement. Upon the effective date (if any) of an anticipated reverse stock split of the outstanding Common Stock to be effected following the date of this Agreement, all references to the Common Stock contained herein shall be deemed adjusted in accordance with such reverse stock split.

2 Issuance of New Warrants; Cancellation of Existing Warrants. In consideration for additional consulting services rendered to the Company by Cove Hill, and in consideration for the surrender by Cove Hill of the Existing Warrants for cancellation, the Company hereby agrees to issue to Cove Hill warrants to purchase an aggregate of 126,000 shares of Common Stock, such warrants exercisable at an exercise price of $0.10 per share for a period of five years following the date hereof (the "New Warrants"). The Company will deliver to Cove Hill a certificate evidencing the New Warrants as soon as practicable following the date of this Agreement. The Existing Warrants are hereby canceled, null and void, and of no further effect.

3 Representations and Warranties of the Company. The Company represents and warrants to Cove Hill as follows:

     3.1 The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to operate its business as currently conducted.

     3.2 The authorized capital stock of the Company consists of 9,990,000 shares of Common Stock and 10,000 shares of Preferred Stock. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid and non-assessable, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. No shares of Preferred Stock are currently outstanding.

     3.3 The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized by the Company and, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3.4 No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by the Company for the execution, delivery or performance by the Company under this Agreement (except for such filings as may be required under federal and state securities laws).

4 Representations and Warranties of Cove Hill. Cove Hill hereby represents and warrants to the Company as follows:

     4.1 Cove Hill has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized by Cove Hill and, when executed and delivered by Cove Hill will constitute the legal, valid and binding obligation of Cove Hill, enforceable against Cove Hill in accordance with its terms. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by Cove Hill for the execution, delivery or performance by Cove Hill under this Agreement.

     4.2 Cove Hill has received, read carefully and is familiar with this Agreement. Respecting the Company, Cove Hill is familiar with the Company's business and financial condition and any other matters relating to the transactions contemplated hereby; Cove Hill has received all materials which have been requested by it, has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered all inquiries that Cove Hill has put to it. Cove Hill has taken all the steps necessary to evaluate the merits and risks of the refinancing transactions contemplated hereby.

     4.3 Cove Hill has been advised by the Company to consider retaining legal counsel in connection with the preparation and the execution of this Agreement.

     4.4 Cove Hill represents that it is an "accredited investor" as such term is defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     4.5 Cove Hill has such knowledge and experience in finance, securities, investments and other business matters so as to be able to evaluate the merits and risks of its investment in the Company.

     4.6 Cove Hill has adequate means of providing for its current and foreseeable future needs and has no need for liquidity of its investment in the Company. Cove Hill recognizes and is fully cognizant of the fact that its investment in the Company involves a high degree of risk, and Cove Hill represents that it can afford to bear such risk, including, without limitation, the risk of losing the entire investment.

     4.7 Cove Hill has been advised by the Company that (i) neither the New Warrants nor the Common Stock underlying the New Warrants (collectively, the "Securities") have been registered under the Securities Act, and that the Securities will be issued on the basis of the statutory exemption provided by
Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and under similar exemptions under applicable state securities laws; (ii) none of the Securities have been registered or qualified with any federal or state agency or self-regulatory organization, and (iii) the Company's reliance on exemptions from federal and state registration or qualification requirements is based in part upon the representations made by Cove Hill contained in this Agreement.

     4.8 Cove Hill has been advised by the Company of, and/or it is otherwise familiar with, the nature of the limitations on the transfer of the Securities imposed by the Securities Act and the Rules and Regulations promulgated thereunder. In particular, Cove Hill agrees that no sale, assignment or transfer of any of the Securities shall be valid or effective (and agrees to not so sell, assign or transfer any of the Securities), and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless the sale, assignment or transfer is (i) registered under the Securities Act, it being understood that none of the Securities are currently registered for sale; or (ii) made in accordance with all the requirements and limitations of Rule 144 under the Securities Act. Cove Hill acknowledges that the Securities shall be subject to a stop transfer order and that the certificate or certificates evidencing the Securities shall bear the following legend (and such other legends as may be required by state blue sky laws):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (1) A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (2) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH



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          ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE
          SKY" OR SIMILAR STATE SECURITIES LAW.

     4.9 Cove Hill is acquiring the Securities for its own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein. Cove Hill has no present intention of distributing or selling to others any of such interest or granting any participation therein.

     4.10 It never has been represented, guaranteed or warranted by any of the Company, the Company's officers, directors, stockholders, employees or agents, or any other person, whether expressly or by implication, that (i) the Company or Cove Hill will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or Cove Hill's investment; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the Company's activities or the ownership of the Securities.

     4.11 Cove Hill is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a share exchange by a person other than a representative of the Company with whom Cove Hill had a pre-existing relationship.

     4.12 Cove Hill is not relying on the Company with respect to the tax and other economic considerations of an investment.

5  Indemnification.

     5.1 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and shall continue forever thereafter.

     5.2 Indemnification for the Benefit of the Company. Cove Hill acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 4 hereof, and agrees to indemnify and hold harmless the Company and each of the Company's officers, directors, employees and agents of from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

     5.3 Indemnification for the Benefit of Cove Hill. The Company acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 3 hereof, and agrees to indemnify and hold harmless Cove Hill and each of Cove Hill's officers, directors, employees and agents from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

6  Company's Right of First Purchase.

     6.1 Company's Right of First Purchase. For such time until the closing of the IPO (the "IPO Closing"), any shares of Common Stock held by Cove Hill (including, but not limited to, any of the Securities) will be subject to the Company's right of first purchase. By virtue of that right, such shares of Common Stock may not be transferred to any person or entity unless such transfer occurs within the 30 days immediately following either (i) the expiration of 30 days following written notice by Cove Hill to the Company identifying the prospective transferee and offering the Company the first opportunity to purchase such stock at its Fair Market Value (as defined below) in cash; or (ii) the Company's election to not purchase such shares of Common Stock after receipt of such notice. This right of first purchase shall terminate with respect to any shares of Common Stock with respect to which the Company was offered but did not exercise its right of first purchase. The Company may assign all or any portion of its right of first purchase to any one or more of its stockholders, or to a pension or retirement plan or trust for employees of the Company, who may then exercise the right so assigned. The Company's right of first purchase shall terminate upon the IPO Closing.

     6.2 Definition of Fair Market Value. The "Fair Market Value" of Common Stock will mean the price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock. Such Fair Market Value will be that which has currently or most recently been determined for this purpose by the Board of Directors of the Company, or at the sole discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value will be conclusive and binding notwithstanding the possibility that other persons might make a different determination. If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it will in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the Company are available.

7    Miscellaneous.

     7.1 Confidentiality. Cove Hill hereby acknowledges and agrees that this Agreement is confidential, and that its terms and contents shall not be disclosed to any person other than through a press release of the Company.

     7.2 Payment of Expenses. Each of the Parties hereto shall pay all expenses and disbursements incurred by its officers, employees, attorneys, accountants, financial advisers and other agents and representatives in connection with this Agreement and the performance of its obligations hereunder.

     7.3 Notices. Any notices required or permitted to be given to, or served upon, either Party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such Party by registered or certified mail, addressed to it at its address, as set forth below, or to such other address as it shall designate by written notice to the other parties addressed as follows:

              VCS Technologies, Inc.
              456 Glenbrook Road
              Stamford, CT 06906
              Attn: William Wheaton III, President and CEO

              Cove Hill Consulting, Inc.
              200 East 94th Street, Suite 117
              New York, NY 10128
              Attn: David Russell, Jr., President

     7.4 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

     7.5 Entire Agreement. This agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the Parties hereto with respect to the subject matter hereof.

     7.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or agreement is sought. Either Party hereto may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement to be performed or complied with by such other Party hereto. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     7.7 Assignment. This Agreement is personal in nature and neither of the Parties shall, without the written consent of the other, assign or transfer his or its rights or obligations hereunder to another person or entity, except as herein expressly provided or permitted and except that the Company may transfer all or any portion of its rights or obligations hereunder to any of its affiliates without such prior written consent. Subject to the foregoing provisions of this Section .7, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York and all disputes arising hereunder shall be adjudicated solely before the courts of New York to whose jurisdiction the Parties hereto consent.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement and caused the same to be delivered on their behalf as of the date first above written.


Cove Hill Consulting, Inc.                     VCS Technologies, Inc.

By:   /s/ David Russell, Jr.                   By:  /s/ William Wheaton
      -------------------------------               ---------------------------
      David Russell, Jr., President                 William Wheaton, President
                                                    and CEO


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